Conformis Announces Departure of Paul Weiner, CFO

BILLERICA, Mass., October 4, 2019 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture, and sell patient-specific joint replacement implants designed to fit each patient’s unique anatomy, announced today that Paul Weiner, Chief Financial Officer, has notified the Company that he will be departing the Company on October 18, 2019 to become the Chief Financial Officer at a privately-owned business in Fremont, CA.

As a result, the Company’s Board of Directors has begun a search to appoint a successor to Mr. Weiner, with a further announcement to be made in due course. Mr. Weiner has agreed to work with Conformis as an advisor to help achieve a smooth transition.

Mark Augusti, Chief Executive Officer, said: “Paul has been our CFO since 2014 and was instrumental in taking Conformis public. He has been a valued member of the management team and has made a huge contribution to the success of the business. On behalf of the Company and the Board, I would like to thank him for his work and contributions over many years.”

Mr. Weiner said: “I have been privileged to work with an outstanding team during my tenure at Conformis. I thank the Board and the leadership team for their support and enjoyed my interactions with all the employees and business partners. I leave the Company both financially and operationally strong at an extremely exciting time with the recently announced development, license, and distribution agreements with Stryker. I am confident that Conformis will continue to deliver value for shareholders and customers alike.”

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient’s unique anatomy. Conformis offers a broad line of customized knee and hip implants and customized pre-sterilized, single-use instruments delivered to the hospital. In clinical studies, Conformis iTotal CR knee replacement system demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants.  Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover customized implants and customized patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, including statements about the anticipated timing of our search for a new Chief Financial Officer, development, license, and distribution agreements with Stryker, our financial position and results, total revenue, product revenue, gross margin, operations, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor contact
ir@conformis.com
(781) 374-5598